                                                                     EXHIBIT 2.2

                               AMENDMENT NO. 1 TO
                            STOCKHOLDERS' AGREEMENT

        AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT, dated as of October 7, 1996, among the undersigned stockholders of Continental Cablevision, Inc. (collectively, the "Stockholders") and U S WEST, Inc., a Delaware corporation ("Acquiror").

                             W I T N E S S E T H :

        WHEREAS, the Stockholders and Acquiror are parties to that certain Stockholders' Agreement dated as of February 27, 1996 (the "Stockholders' Agreement"); and

        WHEREAS, the Stockholders and Acquiror desire to amend, on the terms set forth herein, the Stockholders' Agreement.

        NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. AMENDMENT TO STOCKHOLDERS' AGREEMENT. (a) Section 3.1 of the Stockholders' Agreement is hereby amended by deleting the third and fourth sentences thereof. The Stockholders' Agreement is further amended by inserting a new Section 3.8 to read as follows:

       3.8. RESTRICTIONS ON CONVERSION OF CLASS B COMMON STOCK. (a) Except as provided in Section 3.7 hereof, each of the Stockholders agrees that such
    Stockholder shall not, and Corporate Advisors agrees, with respect to the CP Shares, to cause the CP Entities not to, exchange or convert any shares of Class B Common Stock or Company Preferred Stock for or into shares of Class A Common Stock; PROVIDED, HOWEVER, that, subject to and in accordance with subsection (b) below and the Company's Restated Certificate of Incorporation, as amended from time to time, each Stockholder may, and Corporate Advisors, with respect to the CP Shares following the conversion required by Section 4.2, may cause any CP Entity to, convert any of such holder's shares of Class B Common Stock into shares of Class A Common Stock immediately prior to the Effective Time in accordance with the Company's Restated Certificate of Incorporation so long as, after giving effect to all such conversions, a sufficient number of shares of Class B Common Stock will be outstanding as of the Effective Time to enable the remaining holders of Class B Common Stock to receive, in the aggregate, the Cash Consideration Amount.

       (b) Any Stockholder which desires to convert any of such Stockholder's shares of Class B Common Stock, and Corporate Partners, if Corporate
    Partners desires to cause any CP Entity to convert any of its CP Shares (after converting such CP Shares into shares of Class B Common Stock in accordance with Section 4.2) into Class A Common Stock, shall submit to the Company, no later than immediately prior to the Effective Time (the "Conversion Deadline"), a written notice of conversion (a "Notice of Conversion") which specifies the number of shares of Class B Common Stock which such holder desires to convert immediately prior to the Effective Time, together with the certificates representing each share of Class B Common Stock which such holder desires to convert. In the event that the Company receives, on or before the Conversion Deadline, Notices of Conversion with respect to an aggregate number of shares of Class B Common Stock (the "Requested Number") which exceeds the aggregate number of shares of Class B Common Stock which may be converted pursuant to subsection (a) above (the "Permitted Number"), each holder which has submitted a Notice of Conversion on or before the Conversion Deadline shall be deemed to have converted, immediately prior to the Effective Time, a number of shares of Class B Common Stock ("Converted Shares") equal to (x) the number of shares of Class B Common Stock which such holder requested to convert, as set forth in such holder's Notice of Conversion, multiplied by (y) a fraction, the numerator of which is the Permitted Number and the denominator of which is the Requested Number. As promptly as practicable following the Effective Time, the Company will deliver to each holder which has properly
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    converted shares of Class B Common Stock in accordance with this Section
    3.8: (i) certificates representing a number of shares of Class A Common Stock equal to the number of such holder's Converted Shares and (ii) certificates representing a number of shares of Class B Common Stock equal to the difference between the number of shares of Class B Common Stock which such holder requested to convert, as set forth in such holder's Notice of Conversion, and the number of such holder's Converted Shares.

        (b) The third recital of the Stockholders' Agreement is hereby amended and restated in its entirety as follows:

       WHEREAS, Acquiror, Continental Merger Corporation, a Delaware corporation ("Company Sub"), and the Company have entered into an Agreement and Plan of Merger, dated as of February 27, 1996, as amended and restated as of June 27, 1996 and as amended as of October 7, 1996 (the "Merger Agreement"), pursuant to which the Company will be merged with and into either Acquiror or Company Sub;

        (c) Section 4.2 of the Stockholders' Agreement is hereby amended by deleting the words "Company Common Stock" and inserting in lieu thereof the words "Class B Common Stock."

        2. NO OTHER AMENDMENTS. Except as specifically provided herein, the terms and provisions of the Stockholders' Agreement shall be and remain unaltered and in full force and effect.

        3. MISCELLANEOUS. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same original.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the day and year first above written.

  U S WEST, INC.

  By:  /s/ CHARLES M. LILLIS
       ----------------------------------------
       Name: Charles M. Lillis
       Title: EXECUTIVE VICE PRESIDENT

  THE AMOS B. HOSTETTER, JR.
  1989 TRUST

  By:  /s/ AMOS B. HOSTETTER, JR.
       ----------------------------------------
       Amos B. Hostetter, Jr., TRUSTEE

  By:  /s/ TIMOTHY P. NEHER
       ----------------------------------------
       Timothy P. Neher, TRUSTEE

  SCHOONER CAPITAL CORPORATION

  By:  /s/ VINCENT J. RYAN
       ----------------------------------------
       Name: Vincent J. Ryan
       Title: CHAIRMAN

  BOSTON VENTURES LIMITED
  PARTNERSHIP IV

  BY: BOSTON VENTURES COMPANY
     LIMITED PARTNERSHIP IV

  By:  /s/ ROY F. COPPEDGE III
       ----------------------------------------
       Name: Roy F. Coppedge III
       Title: GENERAL PARTNER

  By:  /s/ AMOS B. HOSTETTER, JR.
       ----------------------------------------
       Amos B. Hostetter, Jr.

  By:  /s/ TIMOTHY P. NEHER
       ----------------------------------------
       Timothy P. Neher

  BOSTON VENTURES LIMITED
  PARTNERSHIP III

  BY: BOSTON VENTURES COMPANY
     LIMITED PARTNERSHIP III

  By:  /s/ ROY F. COPPEDGE III
       ----------------------------------------
       Name: Roy F. Coppedge III
       Title: GENERAL PARTNER

  BOSTON VENTURES LIMITED
  PARTNERSHIP IIIA

  BY: BOSTON VENTURES COMPANY
     LIMITED PARTNERSHIP III

  By:  /s/ ROY F. COPPEDGE III
       ----------------------------------------
       Name: Roy F. Coppedge III
       Title: GENERAL PARTNER

  BOSTON VENTURES LIMITED
  PARTNERSHIP IVA

  BY: BOSTON VENTURES COMPANY
     LIMITED PARTNERSHIP IV

  By:  /s/ ROY F. COPPEDGE III
       ----------------------------------------
       Name: Roy F. Coppedge III
       Title: GENERAL PARTNER

  CORPORATE PARTNERS, L.P.

  BY: CORPORATE PARTNERS, L.P.

  BY: LFCP CORP.

  By:  /s/ JONATHAN H. KAGAN
       ----------------------------------------
       Name: Jonathan H. Kagan
       Title: MANAGING DIRECTOR

  VENCAP HOLDINGS (1992) PTE LTD.

  BY: CORPORATE ADVISORS, L.P.

  BY: LFCP CORP.

  By:  /s/ JONATHAN H. KAGAN
       ----------------------------------------
       Name: Jonathan H. Kagan
       Title: MANAGING DIRECTOR

  CORPORATE OFFSHORE PARTNERS, L.P.

  BY: CORPORATE ADVISORS, L.P.

  BY: LFCP CORP.

  By:  /s/ JONATHAN H. KAGAN
       ----------------------------------------
       Name: Jonathan H. Kagan
       Title: MANAGING DIRECTOR

  AGREED AS TO SECTION 3.8 OF THE
  STOCKHOLDERS' AGREEMENT, AS
  AMENDED HEREBY

  CONTINENTAL CABLEVISION, INC.

  By:  /s/ WILLIAM T. SCHLEYER
       ----------------------------------------
       Name: William T. Schleyer
       Title: PRESIDENT

  MELLON BANK, N.A., AS TRUSTEE
  FOR FIRST PLAZA GROUP TRUST

  BY: CORPORATE ADVISORS, L.P.

  BY: LFCP CORP.

  By:  /s/ JONATHAN H. KAGAN
       ----------------------------------------
       Name: Jonathan H. Kagan
       Title: MANAGING DIRECTOR

  THE STATE BOARD OF
  ADMINISTRATION OF FLORIDA

  BY: CORPORATE ADVISORS, L.P.

  BY: LFCP CORP.

  By:  /s/ JONATHAN H. KAGAN
       ----------------------------------------
       Name: Jonathan H. Kagan
       Title: MANAGING DIRECTOR

  CONTCABLE CO-INVESTORS, L.P.

  BY: CORPORATE ADVISORS, L.P.

  BY: LFCP CORP.

  By:  /s/ JONATHAN H. KAGAN
       ----------------------------------------
       Name: Jonathan H. Kagan
       Title: MANAGING DIRECTOR

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